Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Sony Corporation (Sony Kabushiki Kaisha) of our report dated May 30, 2013 relating to the financial statements, financial statement schedule and the effectiveness of internal control over financial reporting, which appears in Sony Corporation’s Annual Report on Form 20-F for the year ended March 31, 2013.

/s/ PricewaterhouseCoopers Aarata

Tokyo, Japan

November 20, 2013